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                                                                    Exhibit 3.1


                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           REPUBLIC INDUSTRIES, INC.

         Republic Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, (the "Corporation"), does hereby certify as follows:

     (a) The name of the Corporation is Republic Industries, Inc. and the original Certificate of Incorporation of the Corporation was originally filed with the office of the Secretary of State of the State of Delaware on May 30,1991.

     (b) This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Act") and restates, integrates and amends the provisions of the Certificate of Incorporation, as amended and restated to date, of the Corporation.

     (c) The text of the Certificate of Incorporation of the Corporation, as heretofore amended or restated, is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is:

              Republic Industries, Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the businesses or purposes to be conducted or promoted is:

         To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

     FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,505,000,000 shares, consisting of 1,500,000,000 shares of Common Stock, par value $0.01 per share, and



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5,000,000 shares of Preferred Stock, par value $0.01 per share. The aggregate par value of all the shares of all classes of stock which this Corporation has the authority to issue is $15,050,000.

A. COMMON STOCK. The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors. The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f)shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of




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the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by the Board of Directors.

     FIFTH: Except as may otherwise be provided in this Certificate or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to aboard of directors of a corporation under the Act, including but not limited to the following:

         (a) to adopt, amend or repeal the Bylaws of the Corporation;

         (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

         (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

         (d) to designate one or more committees;

         (e) to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon;

         (f) to provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the Act, as amended from time to time; and

         (g) to determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors, or by a resolution of the stockholders.





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     SIXTH: The Board of Directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. At the annual meeting of stockholders in 1996 and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in the Bylaws. Each director shall hold office for the term for which he is elected and qualified or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Act, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if:



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         (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the stockholders; or

         (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

     TENTH: Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the stockholders at a meeting of stockholders duly convened at which there is a quorum present shall be deemed approved up on an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. No holders of any class of stock other than Common Stock shall be entitled to vote upon any matter, except as may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation. Written ballots shall not be required for the election of directors.

     ELEVENTH: In addition to any other indemnification granted to directors of the Corporation contained in this Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the stockholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a




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knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Certificate of Incorporation to be executed this 13th day of May, 1997.


                                            Republic Industries, Inc.




                                            By: /s/ H. Wayne Huizenga
                                            -----------------------------------
                                            H. Wayne Huizenga
                                            Chairman of the Board and Co-Chief
                                            Executive Officer




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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                AUTONATION, INC.
                                  WITH AND INTO
                            REPUBLIC INDUSTRIES, INC.

--------------------------------------------------------------------------------
                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware

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         Republic Industries, Inc., a Delaware corporation (the "Company"), does hereby certify the following facts relating to the merger (the "Merger") of AutoNation, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

         First: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         Second: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         Third: The Board of Directors of the Company, by the following resolutions duly adopted on November 2, 1998, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL;

         WHEREAS, Republic Industries, Inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of AutoNation, Inc., a Delaware corporation ("Subsidiary"); and

         WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware; and

         NOW, THEREFORE, BE IT AND IT HEREBY IS RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger"); and it is further

         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further





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         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and it is further

         RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is further

         RESOLVED, that upon the filing of the Certificate of Merger, Article FIRST of the Third Amended and Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

         "The name of the corporation is AutoNation, Inc."

         IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 5th day of April, 1999.

                                           REPUBLIC INDUSTRIES, INC.



                                    By:    /s/ James O. Cole
                                           -------------------------------------
                                           James O. Cole
                                           Senior Vice President, General
                                           Counsel and Secretary